PROSPECTUS SUPPLEMENT	EXHIBIT 99.1
(To Prospectus dated August 15, 2007)	REGISTRATION NO. 333-36490

1,000,000,000 Depositary Receipts
Utilities HOLDRS (SM) Trust

This prospectus supplement supplements information contained in the prospectus dated August 15, 2007 relating to the sale of up to 1,000,000,000 depositary receipts by the Utilities HOLDRS (SM) Trust.

The share amounts specified in the table in the “Highlights of Utilities HOLDERS” section of the base prospectus shall be replaced with the following:

Name of Company	Ticker	Share Amounts	Primary Trading Market
American Electric Power Company, Inc.	AEP	14	NYSE
Centerpoint Energy, Inc.	CNP	13	NYSE
Consolidated Edison, Inc.	ED	9	NYSE
Dominion Resources, Inc.	D	22	NYSE
Duke Energy Corporation	DUK	30	NYSE
Dynegy, Inc.	DYN	12	NYSE
Edison International	EIX	15	NYSE
El Paso Corporation	EP	10	NYSE
Entergy Corporation	ETR	10	NYSE
Exelon Corporation	EXC	30	NYSE
FirstEnergy Corporation	FE	10	NYSE
FPL Group, Inc.	FPL	16	NYSE
PG&E Corporation	PCG	17	NYSE
Progress Energy, Inc.	PGN	7	NYSE
Public Service Enterprise Group Incorporated(1)	PEG	20	NYSE
Reliant Energy, Inc.	RRI	10.2518	NYSE
The Southern Company	SO	29	NYSE
The Williams Companies, Inc.	WMB	20	NYSE

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(1)           Effective February 8, 2008, due to the 2 for 1 stock split of Public Service Enterprise Group Incorporated (NYSE ticker “PEG”), deposits of Public Service Enterprise Group Incorporated Common Stock for creation of Utilities HOLDRS Trust increased to 20 “PEG” (instead of 10 “PEG”) per round lot of 100 Utilities HOLDRS Trust.

The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

The date of this prospectus supplement is March 31, 2008.